Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-286024 and No. 333-275151) on Form S-3 of our report dated July 31, 2026, with respect to the consolidated financial statements of National Rural Utilities Cooperative Finance Corporation.

/s/ KPMG LLP

Baltimore, Maryland
July 31, 2026